SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2010

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05             Amendment to the Registrant’s Code of Ethics; Waiver of a Provision of the Code of Ethics.

The Board of Directors of Copano Energy, L.L.C. (“Copano”) has approved a revised Code of Business Conduct and Ethics (the “Code”), which became effective January 1, 2010.  The Code applies to all of Copano’s directors and employees, including its Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer and Controller.

The Code supersedes Copano’s original Code of Business Conduct and Ethics and separate Code of Ethics for the Chief Executive Officer and Senior Financial Officers (together, the “Original Codes”).  Copano adopted the Code to, among other things, combine the Original Codes and enhance overall readability, visual appeal and tone.  The revised Code reflects a more plain-English style and includes comprehension aids such as questions and answers, examples and bullet summaries.  The Code also places additional emphasis on the importance of seeking assistance and reporting concerns and provides more specific guidance in some areas, including conflicts of interest, off-duty misconduct, competitor information, contracting on behalf of Copano and personal privacy.  Copano’s adoption of the Code did not result in a waiver or an implicit waiver (each as defined in Instruction 2 to Item 5.05) of any provision of the Original Codes.

The Code has been posted in the Investor Relations section of Copano’s website, www.copanoenergy.com, under Corporate Governance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: January 7, 2010	By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Executive Vice President, General Counsel
and Secretary